Exhibit 10.3

WRITTEN CONSENT FOR RENEWAL OF LOTTERY GAMING FACILITY MANAGEMENT CONTRACT

(Pursuant to the Kansas Expanded Lottery Act)

This WRITTEN CONSENT FOR RENEWAL OF THE LOTTERY GAMING FACILITY MANAGEMENT CONTRACT (“Written Consent”) is entered into by and among the Kansas Lottery on behalf of the State of Kansas (“State” or “Lottery”) and the Manager as defined under that certain Lottery Gaming Facility Management Contract executed by Butler National Service Corporation (“BNSC”) on or about May 28, 2008, and assumed by BHCMC, LLC (“BHCMC”) pursuant to a certain Assumption and Adoption Agreement dated April 30, 2009 (“2008 Management Contract”).

WHEREAS, pursuant to applicable provisions of the 2008 Management Contract and the Kansas Expanded Lottery Act (“KELA”), the Parties have engaged in extensive discussions intended to reach an agreement to renew the 2008 Management Contract for an additional 15-year term upon expiration of its initial term (“Agreement”) under the following terms; and

WHEREAS, the Parties expressly intend to bind themselves and each other to the terms under which the renewal is to be effective and the Agreement shall be fully binding and enforceable.

NOW THEREFORE, for good and valuable consideration, including the mutual covenants and promises contained in this Written Consent, the receipt and sufficiency of which is acknowledged and agreed to by the undersigned Parties, the Parties agree as follows:

1.     BHCMC and BNSC (hereinafter referred to as “Manager”) have completed nearly ten (10) years of performance under the 2008 Management Contract in compliance with the KELA and have shown good cause to renew the 2008 Management Contract, said renewal term to commence upon completion of the initial term of the 2008 Management Contract. The Parties further agree that upon successful completion of its initial 15-year term, without the Manager being in default, the Agreement will immediately commence an additional 15-year term, from December 15, 2024 through December 14, 2039.

2.     The Agreement executed by the Parties will have an Effective Date of December 15, 2019 and Commencement Date of December 15, 2024.

3.     Paragraph 5 of the Agreement shall be deleted in its entirety and noted “Paragraph Intentionally Deleted.”

4.     Paragraph 10 of the Agreement shall be amended by deleting subparagraphs e, f, g, h and i.

5.     Paragraph 13 of the Agreement, for the renewal term shall be deleted in its entirety and amended to read as follows:

“13.     Lottery Gaming Enterprise Maintenance/Investment. In each Fiscal Year during the term of this Agreement the Manager shall spend not less than one-million dollars ($1,000,000.00) for capital improvements/investments related to the Lottery Gaming Enterprise to include facilities, IT needs, operation upgrades, Lottery Facility Games and upgrades, new systems and/or acquisition of new technologies, or other similar expenses approved by the Executive Director. If in any one year, Manager spends more than $1,000,000.00 as provided above, the amounts in excess of such sums spent by Manager shall be credited toward the required $1,000,000.00 expenditure for any subsequent year(s), to assure compliance with this paragraph. The maximum required expenditure is a total of $15,000,000 over the 15-year Agreement term.

6.     Paragraph 20, Privilege Fee Payment, shall be deleted in its entirety and noted “Paragraph Intentionally Deleted.”

7.     Paragraph 26 of the Agreement, for the renewal term, shall be deleted in its entirety and amended to read as follows:

“26.     Total Compensation Paid to Lottery Gaming Facility Manager. As its sole compensation for the management services for the Lottery Gaming Facility as set out in this Agreement, Manager will be paid 71% of the Lottery Gaming Facility Revenues generated at the Lottery Gaming Facility.

The Executive Director will direct this payment to Manager on a monthly basis on the fifth (5th) day of each month, if possible, but no later than the tenth (10th) day of the month (or on a more frequent basis as may be agreed to between the Executive Director and the Manager), in arrears, based on the previous month’s Lottery Gaming Facility Revenues after first deducting lottery system computer expenses. Manager may pledge, encumber or grant any interest in the compensation to be paid Manager, subject to the deductions and setoffs provided for in this Agreement. Manager may pledge, encumber or grant to its lender an interest in management services compensation under this Paragraph 26 and any other sums payable to the Manager hereunder. Upon request of Manager, the Executive Director will acknowledge and approve such pledge, encumbrance or grant, agree to make all such payments directly to its lender (or as otherwise directed by its lender) and agree and confirm to its lender such matters as are customary for financing of facilities of this type.”

8.     Paragraph 30 of the Agreement, for the renewal term shall be deleted in its entirety and amended to read as follows:

“30.     Prohibitions Applicable to the State. The Kansas Lottery, acting on behalf the State of Kansas, agrees by entering into this Agreement that, until July 1, 2032:

(a)

Neither the Kansas Lottery nor the State of Kansas will enter into a management contract for more than four (4) lottery gaming facilities or similar facilities in the four gaming zones outlined in the Kansas Expanded Lottery Act with one lottery gaming facility in each gaming zone;

(b)

Neither the Kansas Lottery nor the State of Kansas will designate additional areas of the state where operation of Lottery Gaming Facilities or similar gaming facilities will be authorized, other than those set out in the Kansas Expanded Lottery Act; or

(c)	Neither the Kansas Lottery nor the State of Kansas will operate an aggregate of more than 2,800 Electronic Gaming Machines at all pari-mutuel licensee locations.

The parties agree and acknowledge that the foregoing prohibitions, by Kansas statute, currently expire July 1, 2032 and from that date forward will be of no further force and effect even though the term of this Agreement extends beyond that date. The parties agree to amend the Contract in conformance to any amendment extending the term of these prohibitions under K.S.A. 74-8734(h)(19), or otherwise, which becomes the law of the State of Kansas, during the term of this Agreement.

9.     Paragraph 78(a) of the Agreement shall be amended to read as follows:

a)

The Kansas Lottery acknowledges that Manager may grant a security interest in, and/or grant a mortgage encumbering, the portion of the Lottery Gaming Enterprise owned by Manager, Lottery Facility Games, and any bank accounts of Manager referenced in this Paragraph 78 but excluding the electronic payment account referenced in Paragraph 23. The parties acknowledge the State of Kansas is the owner of the Lottery Facility Games.

10.     The following language shall be added to the Agreement as Paragraph 79:

“79.      Contribution to Civic, Charitable or Educational Organizations. Manager shall make a minimum annual contribution of one-half percent (1/2%) of the Lottery Gaming Facility gross revenues, after deducting expenses paid to the KRGC and the Kansas Lottery to civic, charitable and/or educational organizations.

11.     The following language shall be added to the Agreement as Paragraph 80:

“80.     No Third Party Beneficiaries. In no event shall any person or entity that is not a party to this Agreement be an expressed, implied, or intended third party beneficiary of this Contract, except Ford County, City of Dodge City, the problem gaming and addictions grant fund as specifically provided in Paragraph 27.

12.     The following language shall be added to the Agreement as Paragraph 81:

“81.     No Oral or Written Representations. No oral or written representations have been made other than, or in addition to, those stated in this Contract. Neither Party is relying on any oral or written statements made by the other Party or any other representative of the other Party in entering into this Agreement.”

13. The Parties agree that the Agreement will include additional modifications not expressly set forth herein for the purpose of clarifying the rights and responsibilities of the parties, and updating terms that have become unnecessary for a developed and operating lottery gaming facility.

IN WITNESS WHEREOF, the Executive Director, for the Kansas Lottery on behalf of the State of Kansas, and Manager have caused this Written Consent to be executed in their respective names, all as of the date first above written.

THE KANSAS LOTTERY

By:

 Stephen Durrell, Executive Director

MANAGER

BUTLER NATIONAL SERVICE CORPORATION

By:

Clark D, Stewart, President and Chief Executive Officer

BHCMC, LLC

By:

Clark D. Stewart, President and Chief Executive Officer